UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  October 7, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 4, 2019, the Board of Directors of DPW Holdings, Inc. (the “Company”) approved an amendment to the Company’s Bylaws (the “Amendment”) by revising the first paragraph of Section 2.3 of the Bylaws to remove the ability of stockholders to call a special meeting of the Company’s stockholders.

Prior to the Amendment, the first paragraph of Section 2.3 of the Bylaws read as follows:

2.3       Special Meeting. Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (i) the Board, (ii) the Chairman of the Board, (iii) the chief executive officer of the Corporation, or (iv) holders of more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote.

Subsequent to the Amendment, the first paragraph of Section 2.3 Bylaws reads as follows:

2.3       Special Meeting. Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (i) the Board, (ii) the Chairman of the Board or (iii) the chief executive officer of the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: October 7, 2019	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer